UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2012

INTERNATIONAL SPEEDWAY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Daytona Boulevard, Daytona Beach, Florida		32114
(Address of Principal Executive Offices)		(Zip Code)

(386) 254-2700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

Section 8 - Other Items

Item 8.01 Other Items

On November 16, 2012 the Company issued a press release which announced that it has amended and restated its $300 million revolving credit facility (the “Facility”). The amendment extends the final maturity of the Facility from November 2015 to November 2017. The Facility can continue to be utilized for general corporate purposes, including external growth opportunities.

The Facility is jointly led by SunTrust Robinson Humphrey, Inc. (“SunTrust”) and J.P Morgan Securities LLC (“JP Morgan”), with Wells Fargo Bank, N.A. acting as Administrative Agent. Bank of America, N.A.; Regions Bank; and U.S. Bank N.A. acted as Co-Documentation Agents. SunTrust and JP Morgan acted as Joint Book Managers for the Facility, which was syndicated to a select group of lenders including: Fifth Third Bank; BBVA Compass Bank; Branch Banking & Trust Company; TD Commerce Bank, N.A.; and PNC Bank, N.A.

The Facility amends and restates the Company’s existing $300 million revolving credit facility, which was entered into on November 19, 2010. The Company elected to amend and restate the Facility at this time to take advantage of favorable financial market conditions.

The Facility contains representations and affirmative, negative and financial covenants usual and customary for agreements of this type, including among others covenants that place conditions upon the Company’s and certain subsidiaries’ ability to merge or consolidate with other entities, incur indebtedness, incur liens, and sell material parts of its assets, business or property. The Facility includes a financial covenant that the Company shall, as of the last day of each fiscal quarter, maintain a leverage ratio less than or equal to 3.5 to 1.0, and an interest coverage ratio greater than or equal to 2.5 to 1.0. The Facility also contains additional customary events of default, including, without limitation, payment defaults, material inaccuracy of representations or warranties, covenant defaults, certain bankruptcy and insolvency events and change in control. Certain of the Company’s subsidiaries will act as guarantors under the Facility pursuant to a Subsidiary Guaranty Agreement.

The improved terms on the Facility include an amended pricing grid ranging from LIBOR + 1.00% to LIBOR + 1.625%, depending on the better of the Company’s debt rating as determined by Standard & Poor’s or the Company’s leverage ratio. Comparable pricing on Company’s previous credit facility ranged from LIBOR + 1.50% to LIBOR + 2.25%. In addition, the amendment reduces certain other fees.

A copy of the Facility, the Subsidiary Guaranty Agreement and the release are attached as exhibits to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit	Filing Status

10.1	Amended and Restated Revolving Credit Agreement	Attached herewith

10.2	Subsidiary Guaranty Agreement	Attached herewith

(99.1)	Press Release	Attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION
(Registrant)

Date: November 19, 2012	By:	/s/ Brett M. Scharback
Brett M. Scharback
Vice President - Deputy General Counsel